KCG Holdings, Inc. 545 Washington Boulevard Jersey City, New Jersey 07310 1 201 222 9400 tel 1 800 544 7508 toll free www.kcg.com

KCG ANNOUNCES SALE OF URBAN FINANCIAL GROUP

TO INVESTOR GROUP

JERSEY CITY, New Jersey – July 30, 2013 – KCG Holdings, Inc. (NYSE: KCG) today announced it has entered into an agreement to sell subsidiary Urban Financial Group (Urban) to an investor group led by Brian Libman. The transaction is expected to be completed in the fourth quarter of 2013 and generate total proceeds of approximately $80 million to KCG representing a combination of cash consideration and retained net assets.

Urban is one of the largest originators of home equity conversion mortgages (HECM), also referred to as reverse mortgages, in the U.S. The company is headquartered in Tulsa, OK and licensed to operate in 43 states and 3 territories. In addition, Urban is an approved issuer under the Government National Mortgage Associate (GNMA) HECM Mortgage-Backed Securities (HMBS) program.

Brian Libman commented, “Urban Financial Group is well-positioned to capitalize on the significant growth opportunities in the promising reverse mortgage originations market. The lender has demonstrated market share gains, operational excellence and solid growth fundamentals. I look forward to working with management to extend Urban’s track record of success.”

Steve McClellan, CEO of Urban, said: “The Urban management team is looking forward to working with Brian and his investor group. Urban was acquired on the strength of our team and our high level of client service and I am confident that as we work together to invest further in the business, we will be well-positioned to take advantage of the market’s current and future opportunities.”

KCG made the decision to divest Urban after a thorough strategic review resulted in a renewed focus on core market making and agency execution services.

The transaction is subject to customary closing conditions, including regulatory approvals by GNMA, the U.S. Department of Housing and Urban Development (HUD), the Federal National Mortgage Association (FNMA), and the states and territories in which Urban operates.

The financial advisors to KCG on the transaction are Bank of America Merrill Lynch and the legal advisors are Wachtell, Lipton, Rosen & Katz.

About KCG

KCG is a leading independent securities firm offering investors a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Cautionary Note Regarding Forward Looking Statements
Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions. These "forward-looking statements" are not historical facts and are based on current expectations, estimates and projections about the parties' industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the merger of Knight and GETCO, including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions; (ii) the August 1, 2012 technology issue at Knight that resulted in Knight's broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight's capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) the costs and risks associated with the Company’s sale of its reverse mortgage business; (iv) the ability of Knight’s broker-dealer subsidiary to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO;  (v) changes in market structure, legislative, regulatory or financial reporting rules; and (v) past or future changes to organizational structure and management. Readers should carefully review the risks and uncertainties disclosed in KCG's and Knight's reports with the SEC, including, without limitation, those detailed under "Certain Factors Affecting Results of Operations" and "Risk Factors" in Knight's Annual Report on Form 10-K for the year-ended December 31, 2012 and in Knight's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time and those detailed in the Joint Proxy Statement / Prospectus of KCG related to the merger of Knight and GETCO under the heading "Cautionary Statement Regarding Forward Looking Information" and "Risk Factors," among others.

CONTACTS

Sophie Sohn                                                          Jonathan Mairs

Communications & Marketing                                 Investor Relations

312-931-2299                                                        201-356-1529

media@kcg.com                                                    jmairs@kcg.com